Exhibit (16)(8)

TRANSAMERICA SERIES TRUST

on behalf of its Series:

TRANSAMERICA WMC US GROWTH II VP

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2020

INSURANCE COMPANY NAME PRINTS HERE

The undersigned, revoking any previously executed voting instruction cards attributable to his or her variable contract, hereby instructs the above-named Insurance Company to vote the shares of the Fund listed above that are attributable to the undersigned’s participation in the variable contract as of October 2, 2020, at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November 16, 2020 at 10:00 a.m. Mountain Time, and at any adjournments or postponements thereof, as indicated on the matters set forth below and instructs the Insurance Company to vote upon any other matters that may be properly acted upon at the Meeting. Receipt of the related proxy statement and accompanying Notice of Special Meeting that describes the matters to be considered and voted on is hereby acknowledged.

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free (800) 967-5071. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on November 16, 2020. The Notice of the Special Meeting and Proxy Statement are available at:

https://vote.proxyonline.com/transamerica/docs/wmcproxy2020.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

TRANSAMERICA WMC US GROWTH II VP

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing, and where more than one name appears, a majority must sign. If a corporation or another entity, the signature should be that of an authorized officer who should state his or her full title.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. THE MATTERS WE ARE SUBMITTING FOR YOUR CONSIDERATION ARE SIGNIFICANT TO THE FUND(S) AND TO YOU AS A FUND SHAREHOLDER. PLEASE TAKE THE TIME TO READ THE PROXY STATEMENT AND CAST YOUR VOTE USING ANY OF THE METHODS DESCRIBED.

This voting instruction card is solicited by the Insurance Company and shares of the Fund attributable to the undersigned’s variable contract will be voted in the manner specified in this Voting Instruction Card when properly executed and delivered. If no direction is made when the duly executed Voting Instruction Card is returned, the Insurance Company will vote in favor of the Proposal. If any other matters come properly before the Meeting to be voted on, the shares will be voted on such matters in accordance with the views of management. If you fail to return this Voting Instruction Card, depending on your separate account, the Insurance Company generally will vote all shares of the Fund attributable to your account in proportion to those shares for which voting instructions are timely received. The effect of this proportional voting is that contract owners representing a small number of Fund shares may determine the outcome of the vote on the Proposal.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED REORGANIZATION OF TRANSAMERICA WMC US GROWTH II VP INTO TRANSAMERICA S&P 500 INDEX VP.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

PROPOSAL(S)		FOR	AGAINST	ABSTAIN

1.

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica WMC US Growth II VP by Transamerica S&P 500 Index VP, in exchange for shares of Transamerica S&P 500 Index VP to be distributed to the shareholders of Transamerica WMC US Growth II VP and the assumption of all of the liabilities of Transamerica WMC US Growth II VP by Transamerica S&P 500 Index VP, (ii) the approval of Transamerica S&P 500 Index VP’s fundamental investment policy regarding concentration, and (iii) the subsequent liquidation of Transamerica WMC US Growth II VP; and

2.	Any other business that may properly come before the Special Meeting.

PLEASE DATE, SIGN AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE PAID ENVELOPE

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]